                                                                      EXHIBIT 6A



                AMENDED AND RESTATED ARTICLES OF INCORPORATION

                         AND ARTICLES OF REDOMESTICATION

                                       OF

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY


         We, the undersigned, acting as incorporators for the purpose of redomesticating Anchor National Life Insurance Company, a California corporation, which intends to continue its existence, without interruption, as a corporation organized under the laws of the State of Arizona pursuant to Arizona Revised Statutes Section 20-231.A, do hereby adopt the following Amended and Restated Articles of Incorporation and Articles of Redomestication for said corporation.


                                    ARTICLE I

         The name of the corporation shall be Anchor National Life Insurance Company.


                                   ARTICLE II

         The corporation was incorporated in the State of California on April 12, 1965.


                                   ARTICLE III

         The existence of the corporation shall be perpetual.


                                   ARTICLE IV

         Upon the approval of these Amended and Restated Articles of Incorporation and Articles of Redomestication by the necessary regulatory authorities, Anchor National Life Insurance Company shall be and continue to be possessed of all privileges, franchises and powers to the same extent as if it had been originally incorporated under the laws of the State of Arizona; and all privileges, franchises and powers belonging to said corporation, and all property, real, personal and mixed, and all debts due on whatever account, all Certificates of Authority, agent appointments, and all chooses in action, shall be and the same are hereby ratified, approved, confirmed and assured to Anchor National Life Insurance Company with like effect and to all intents and purposes as if it had been originally incorporated under the laws of the State of Arizona. Said corporation shall be given recognition as a domestic corporation of the State of Arizona from and after April 12, 1965, and as a domestic insurer of the State of Arizona from and after December 2, 1966, the dates of its initial incorporation and authorization to transact insurance business under the laws of the State of California, effective the latter of January 1, 1996 or the date of filing with the Arizona Corporation Commission.


                                    ARTICLE V

         The nature of the business to be transacted and the objects and purposes for which this corporation is organized include the transaction of any and all lawful business for which insurance corporations may be incorporated under the laws of the State of Arizona without limitation, and as said laws may be amended from time to time, and specifically said corporation shall be authorized to transact life insurance, disability insurance and annuities, as defined under Arizona Revised Statutes, Section 20-254, 20-253 and 20-254.01 respectively, together with such other kinds of insurance as the corporation may from time to time be authorized to transact, and to act as a reinsurer of business for which it is duly authorized. Consistent with the applicable federal and state requirements, the Company may issue funding agreements and guaranteed investment contracts as defined under Arizona Revised Statutes, Section 20-208.


                                   ARTICLE VI

         The authorized capital of the corporation shall be $4,000,000, and shall consist of 4,000 shares of voting common stock with a par value of $1,000.00 per share. No holders of stock of the corporation shall have any preferential right to subscription to any shares or securities convertible into shares of stock of the corporation, nor any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may determine, and at such price as the Board of Directors in its discretion may fix; and any shares or convertible securities which the Board of Directors may determine to offer for subscription to the holders of stock at the time existing.

         Nothing herein contained shall be construed as prohibiting the corporation from issuing any shares of authorized but unissued common stock for such consideration as the Board of Directors may determine, provided such issuance is approved by the shareholders of the corporation by a majority of the votes entitled to be cast at any annual or special meeting of shareholders called for that purpose. No such authorized but unissued stock may, however, be issued to the shareholders of the corporation by way of a stock dividend, split-up or in any other manner of distribution unless the same ratable stock dividend, stock split-up or other distribution be declared or made in voting common stock to the holder of such voting common stock at the time outstanding. Each holder of common stock shall be entitled to participate share for share in any cash dividends which may be declared from time to time on the common stock of the corporation by the Board of Directors and to receive pro rata the net assets of the corporation on liquidation.


                                   ARTICLE VII

         The affairs of the corporation shall be conducted by a Board of Directors consisting of not less than five (5) nor more than fifteen (15) directors as fixed by the bylaws, and such officers as said directors may at any time elect or appoint. No officer or director need be a shareholder of this corporation. Ten (10) directors shall constitute the initial Board of Directors. The names and addresses of the persons who are to serve as directors until the next annual meeting of shareholders or until their successors are elected and qualified, and of the persons who are to serve as officers until the next annual meeting of the directors or until their successors are elected and qualify, are:

         Board of Directors
         ------------------

         Eli Broad, Chairman
         1 SunAmerica Center, Century City
         Los Angeles, California  90067-6022

         James Richard Belardi, Director
         1 SunAmerica Center, Century City
         Los Angeles, California  90067-6022

         Lorin Merrill Fife, III, Director
         1 SunAmerica Center, Century City
         Los Angeles, California  90067-6022

         Jana Waring Greer, Director
         1 SunAmerica Center, Century City
         Los Angeles, California  90067-6022

         Susan Louis Harris, Director
         1 SunAmerica Center, Century City
         Los Angeles, California  90067-6022

         Gary Walden Krat, Director
         1 SunAmerica Center, Century City
         Los Angeles, California  90067-6022

         , Director (Vacant)
         1 SunAmerica Center, Century City
         Los Angeles, California  90067-6022

         Peter McMillian, Director
         1 SunAmerica Center, Century City
         Los Angeles, California  90067-6022

         Scott Lawrence Robinson, Director
         1 SunAmerica Center, Century City
         Los Angeles, California  90067-6022

         Jay Steven Wintrob, Director
         1 SunAmerica Center, Century City
         Los Angeles, California  90067-6022

         Officers
         --------

         Victor Edward Akin, Vice President
         Eli Broad, President and Chief Executive Officer
         James Richard Belardi, Senior Vice President
         Lorin Merrill Fife, III, Senior Vice President, General Counsel
                                  and Assistant Secretary
         Michael Lee Fowler, Vice President
         Nelson Scott Gillis, Vice President and Controller
         Jana Waring Greer, Senior Vice President
         J. Franklin Grey, Vice President
         Susan Louise Harris, Senior Vice President and Secretary
         Keith Bernard Jones, Vice President
         Gary Walden Krat, Senior Vice President
         Michael Lee Lindquist, Vice President
         Edward Poli Nolan, Jr., Vice President
         Gregory Mark Outcalt, Vice President
         Edwin Raquel Reoliquio, Senior Vice President and Actuary
         Scott Harris Richland, Vice President and Treasurer
         Scott Lawrence Robinson, Senior Vice President
         James Warren Rowan, Vice President
         Jay Steven Wintrob, Executive Vice President

         The directors shall have the power to adopt, amend, alter and repeal the Bylaws, to manage the corporate affairs and make all rules and regulations expedient for the management of the affairs of the corporation, to remove any officer and to fill all vacancies occurring in the Board of Directors and offices for any cause, and to appoint from their own number an executive committee and other committees and vest said committees with all the powers permitted by the Bylaws.


                                  ARTICLE VIII

         Subject to the further provisions hereof, the corporation shall indemnify any and all of its existing and former directors and officers and their spouses against all expenses incurred by them and each of them, including but not confined to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal or administrative action brought against any of them, for or on account of any action or omission alleged to have been committed while acting within the scope of employment as a director or officer of the corporation to the fullest extent allowable pursuant to A.R.S. Section 10-005, et al. as my be amended from time to time. Whenever any such person has grounds to believe that he may incur any such aforementioned expense, he shall promptly make a full report of the matter to the President and the Secretary of the Corporation. Thereafter, the Board of Directors of the corporation shall, within a reasonable time, determine if such person acted, or failed to act, in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the Board of Directors determines that such person acted, or failed to act, in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, then indemnification shall be mandatory and shall be automatically extended as specified herein, provided, however, that the corporation shall have the right to refuse indemnification, wholly or partially, in any instance in which the person to whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing, to defend him in the action, or shall have unreasonable refused to cooperate in the defense of such action.


                                   ARTICLE IX

         All directors of the corporation shall be elected at the annual meeting of the shareholders, which shall be held on the third Thursday of March of each year or such other date and time as may be determined by the Board of Directors, unless such day falls on a holiday, in which event the regular annual meeting shall be held on the next succeeding business day.


                                    ARTICLE X

         The principal place of business of the corporation shall be located in the City of Phoenix, Maricopa County, Arizona, but it may have other places of business and transact business, and its Board of Directors or shareholders may meet for the transaction of business, at such other place or places within or without the State of Arizona which its Board of Directors may designate.


                                   ARTICLE XI

         The fiscal year of the corporation shall be the calendar year.


                                   ARTICLE XII

         In no event shall the corporation incur indebtedness in excess of the amount authorized by law.


                                  ARTICLE XIII

         The shares of the corporation, when issued, shall be non-assessable, except to the extent required by the Constitution, specifically, but not in limitation thereof, as provided by Article XIV, Section 11 of the Constitution of the State of Arizona and the laws of the State of Arizona.


                                   ARTICLE XIV

         The private property of the shareholders, directors and officers of the corporation shall be forever exempt from debts and obligations of the corporation.


                                   ARTICLE XV

         The Bylaws of the corporation may be repealed, altered amended, or substitute Bylaws may be adopted, by the directors or the shareholders, in accordance with the provisions contained in said Bylaws.


                                   ARTICLE XVI

         J. Michael Low of 2999 North 44th Street, Suite 250, Phoenix, Arizona, 85018, having been a bona fide resident of Arizona for at least three (3) years, is hereby appointed the statutory agent of this corporation in the State of Arizona, upon whom notices and processes, including service of summons, may be served, and which, when so served shall have lawful personal service on the corporation. The Board of Directors may revoke this appointment at any time, and shall fill the vacancy in such position whenever one exists.


                                  ARTICLE XVII

         The names and addresses of the incorporators of the corporation are:

         J. Michael Low
         Low & Childers, P.C.
         2999 North 44th Street, Suite 250
         Phoenix, Arizona  85018

         S. David Childers
         Low & Childers, P.C.
         2999 North 44th Street, Suite 250
         Phoenix, Arizona  85018

         Steven R. Henry
         Low & Childers, P.C.
         2999 North 44th Street, Suite 250
         Phoenix, Arizona  85018

         Carrie M. McDonald
         Low & Childers, P.C.
         2999 North 44th Street, Suite 250
         Phoenix, Arizona  85018

         Kathy A. Steadman
         Low & Childers, P.C.
         2999 North 44th Street, Suite 250
         Phoenix, Arizona 85018

All individual incorporators are eighteen (18) years of age or older.

         All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Amended and Restated Articles of

Incorporation and Articles of Redomestication to the Arizona Corporation Commission for filing.

         IN WITNESS WHEREOF, we hereunto affix our signatures as of the 14th day of December, 1995.


    /s/ J. Michael Low                                   /s/ S. David Childers
------------------------------                       ---------------------------
J. Michael Low                                       S. David Childers


    /s/ Steven R. Henry                                  /s/ Carrie M. McDonald
------------------------------                       --------------------------
Steven R. Henry                                      Carrie M. McDonald


    /s/ Kathy A. Steadman
------------------------------
Kathy A. Steadman


         Subscribed, sworn to and acknowledged before me this 14th day of December, 1995.


                                                        /s/ Lori Marlow
                                                     --------------------------
                                                     Notary Public
My Commission Expires:


August 15, 1999
----------------------

APPOINTMENT OF STATUTORY AGENT


         I, J. Michael Low, being a resident of the State of Arizona for at least three (3) years preceding this appointment, do hereby accept appointment as Statutory Agent for Anchor National Life Insurance Company in accordance with the Arizona Revised Statutes until appointment of a successor Statutory Agent and removal.

         DATED, this 14th day of December, 1995.


                                                /s/ J. Michael Low
                                            ------------------------------
                                            J. Michael Low, Esq.
                                            Low & Childers, P.C.